CONFIRMING STATEMENT
	This Statement confirms that the undersigned, Robert E. Mittelstaedt, Jr., has authorized and designated each of Susan Hyde, James Fitzgerald, and Charles
Keyser, signing singly, to execute and file on the undersigned's behalf all
Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of W. P. Carey &
Co. LLC.  The authority of Susan Hyde, James Fitzgerald, and Charles Keyser,
under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of W. P. Carey & Co. LLC, unless earlier revoked in writing.  The undersigned acknowledges Susan Hyde, James Fitzgerald, and Charles
Keyser are not assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

/s/ Robert E. Mittelstaedt, Jr.
Signature


Robert E. Mittelstaedt, Jr
Print Name


June 22, 2007
Date